AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996

                                                   REGISTRATION NO. 333-4594


                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                            ______________
                            AMENDMENT NO. 1
                                  TO
                                FORM S-3
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ____________________
                        NATIONSBANK OF DELAWARE, N.A.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)
                      NATIONSBANK CREDIT CARD MASTER TRUST

        UNITED STATES                                 51-0313900
 (State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                    identification number)

         Blue Hen Corporate Center, Route 113, Dover, Delaware 19901
                             (302) 741-1161
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Robert W. Long, Jr.
                         Assistant General Counsel
                          NationsBank Corporation
                       NationsBank Corporate Center
                         100 North Tryon Street
                     Charlotte, North Carolina  28253
                            (704) 386-2389
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ______________________

                                 COPIES TO:
        Byron L. Ashbridge, Jr.             Richard S. Fortunato
      NationsBank of Delaware, N.A.     Skadden, Arps, Slate, Meagher & Flom
        Blue Hen Corporate Center             919 Third Avenue
                Route 113                 New York, New York 10022-9931
         Dover, Delaware  19901                 (212) 735-3000
______________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective as determined by market conditions.
______________________
If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the follow-ing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) _______________


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )
     ______________________

CALCULATION OF REGISTRATION FEE
     ______________________

                                                    PROPOSED
                                                    MAXIMUM                     AMOUNT
                                                    OFFERING    PROPOSED          OF
                                       AMOUNT TO     PRICE      MAXIMUM         REGIS-
          TITLE OF EACH CLASS OF       BE REGIS-      PER       OFFERING       TRATION
       SECURITIES TO BE REGISTERED      TERED       UNIT (1)   PRICE (1)       FEE (2)
Asset Backed Certificates . . . . . $1,630,925,000   100%     $1,630,925,000  $562,387.93

(1) Estimated solely for purpose of calculating the registration fee.
(2) $344.83 of which amount was previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.


     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT SHALL RELATE TO ANY ASSET BACKED CERTIFICATES WHICH REMAIN UNSOLD UNDER THE REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33-69572) OF THE REGISTRANT, AND THIS REGISTRATION STATEMENT CONSTITUTES POST EFFECTIVE AMENDMENT NO. 1 TO SUCH REGISTRATION STATEMENT.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

            The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

        Registration Fee   . . . . . . . . . . . . . . . .    $  562,387.93
        Printing and Engraving   . . . . . . . . . . . . .    $  100,000.00
        Trustee's Fees   . . . . . . . . . . . . . . . . .    $   45,000.00
        Legal Fees and Expenses  . . . . . . . . . . . . .    $  200,000.00
        Accountant's Fees and Expenses   . . . . . . . . .    $   45,000.00
        Rating Agency Fees   . . . . . . . . . . . . . . .    $  300,000.00
        Miscellaneous Fees   . . . . . . . . . . . . . . .    $   45,000.00
           Total   . . . . . . . . . . . . . . . . . . . .    $1,297,387.93

     ____________________
     *  To be added by Amendment.

     ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

        The Articles of Association of NationsBank of Delaware, N.A. ("NationsBank") provide that NationsBank shall indemnify or reimburse any director, officer or employee of NationsBank or any heir, executor or administrator thereof for any reasonable expenses actually incurred in connection with any action, suit, or proceeding to which he is made a party by reason of his being or having been a director, officer or employee of NationsBank, provided, however, that no person shall be so indemnified or reimbursed in relation to any action, suit, or proceeding in which he shall finally be adjudged to have been negligent in the performance of his duties or to have committed an act or failed to perform a duty for which he shall finally be adjudged to have been negligent in the performance of his duties or to have committed an act or failed to perform a duty for which there is a common law or a statutory liability; and provided further, that no person shall be so indemnified or reimbursed in relation to any action, suit, or proceeding which has been made the subject of a compromise settlement, except with the approval of the holders of record of a majority of the outstanding shares of NationsBank. The rights of indemnification provided by the Articles of Association of NationsBank are not exclusive of any other rights to which such person may be entitled as a matter of law.

     ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a) Exhibits
          1.1 Form of Underwriting Agreement. (Incorporated herein by reference to Exhibit 1.1 of Registration Statement No. 33-69572 of NationsBank of Delaware, N.A.).
          4.1    Form of Pooling and Servicing Agreement
                 (Incorporated herein by reference to
                 Exhibit 4.1 of Registration Statement
                 No. 33-69572 of NationsBank of Delaware,
                 N.A.) and the first amendment thereto.
          5.1 Opinion of counsel to NationsBank of Delaware, N.A. with respect to legality.*
          8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.
          23.1 Consent of counsel to NationsBank of Delaware, N.A. (included in his opinion, filed as Exhibit 5.1).*
          23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (included in its opinion filed as Exhibit 8.1).
          24.1   Power of Attorney.*
          24.2 Certified Resolutions of the Board of Directors of NationsBank of Delaware, N.A.*
          99 Additional Exhibits -- Form of Prospectus Supplement (Incorporated herein by reference to Exhibit 28.1 of Registration Statement No. 33-69572 of NationsBank of Delaware, N.A.).
      ____________________
       * Previously filed

        (b)  Financial Statements

             All financial statements, schedules and historical financial information have been omitted as they are not applicable.

     ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend-ment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the regis-tration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such infor-mation in the registration statement; provided, however, that
     (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effec-tive amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securi-ties offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provi-sions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforce-able. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Securi-ties Act and will be governed by the final adjudication of such issue.

          (f) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (g) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 29, 1996.

                                         NATIONSBANK OF DELAWARE, N.A.

                                         By:/s/ George W. Major
                                            ___________________________
                                            Name:  George W. Major
                                            Title: Senior Vice President

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on May 29, 1996 by the following persons in the capacities indicated.

     SIGNATURE                          TITLE
               *                        Principal Executive Officer
     ____________________________       Director
     Eileen M. Friars

               *                        Principal Financial  Officer
     _____________________________
     James H. Hance, Jr.

     /s/George W. Major                 Principal Accounting Officer
     _____________________________      Director
     George W. Major

               *                        Director
     ______________________________
     Byron L. Ashbridge, Jr.

               *                        Director
     ______________________________
     Weston E. Nellius

               *                        Director
     _______________________________
     Frederick O. Mitchell II

               *                        Director
     ________________________________
     David S. Swayze

     _______________________________________
     * The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a power of attorney signed by such directors and officers.

                                        /s/George W. Major
                                        ____________________________
                                        George W. Major
                                        Attorney-in-Fact



     EXHIBIT INDEX

      Exhibit No.      Description                      Page No.

           1.1    Form of Underwriting Agreement   Incorporated by refer-
                                                   ence to Exhibit 1.1 of
                                                   Registration Statement
                                                   No. 33-69572 of
                                                   NationsBank of Dela-
                                                   ware, N.A.

           4.1 Pooling and Servicing Agreement Incorporated by refer-and related exhibits thereto ence to Exhibit 4.1 of
                                                   Registration Statement
                                                   No. 33-69572 of
                                                   NationsBank of Dela-
                                                   ware, N.A.

           5.1*   Opinion of counsel of counsel
                  to NationsBank of Delaware, N.A.

           8.1    Opinion of Skadden, Arps,
                  Slate, Meagher & Flom with re-
                  spect to tax matters

          23.1*   Consent of counsel to
                  NationsBank of Delaware, N.A.
                  (included in his opinion filed
                  as Exhibit 5.1)

          23.2    Consent of Skadden, Arps,
                  Slate, Meagher & Flom (included
                  in its opinion filed as Exhibit
                  8.1)

          99      Additional Exhibits -- Form of   Incorporated herein
                  Prospectus Supplement            by reference to Exhib-
                                                   it 28.1 of Registra-
                                                   tion Statement No. 33-
                                                   69572 of NationsBank
                                                   of Delaware, N.A.

     ______________________
     *  Previously filed.